SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) November 21, 1997
                                  -----------------




                           GENERAL MOTORS CORPORATION
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            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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                                    - 1 -
ITEM 5. OTHER EVENTS

      On November 21, 1997, General Motors' North American Operations announced that it intends to begin construction of a new engine plant in the Flint area next spring, and that vehicle production at the Buick City Assembly Center will cease during the third quarter of 1999.

      Pending discussion with government officials and final approval from the GM Board of Directors, the new engine plant would employ several hundred of the people working at the Flint V8 plant. GM previously announced the V8 plant would close in the 1999/2000 time frame. Investment in the new engine plant could exceed $500 million. The intended engine facility investment will bring GM's recent commitments in the Flint area to more than $1.5 billion.

      The intended allocation of a new engine product to the Flint area is testament to the hard work and cooperative relations between GM and United Auto Workers Local 659, which agreed to a new product competitive agreement, said G. Richard Wagoner, Jr., GM executive vice president and president of North American Operations.

      "We really want to commend the Durant Commission, the State of Michigan, and local and federal officials for their efforts in helping us to further invest in the Flint area," Wagoner said.

      The decision to idle Buick City Assembly Center is based on marketplace studies that showed GM could meet its future needs for full-size car production with two plants. The announcement is being made now since the final decision was just made, and to end speculation that a future product will be assigned to Buick City, Wagoner said.

      GM anticipates that most of the 2,900 Buick City active hourly employees will be offered an opportunity to work at other GM facilities at full wage and benefit levels due to the large number of facilities in the area. Also, a large number of those employees will be eligible to retire by the time production ceases at the facility. Those who can't be placed immediately, will qualify for comprehensive job and income security provided under the UAW-GM national agreement. Salaried employees will have job opportunities at other locations both in and outside of the Flint area.

      The currently estimated after-tax charges for the idling of the Buick City Assembly Center and other costs related to the Buick City V6 Powertrain Plant are as follows:

      Buick City Assembly           $350 million
      Buick City V6 Powertrain       100 million
            Total                   $450 million

      The Buick City V6 Powertrain Plant is located on the Buick City Complex and produces engines utilized by the Buick City Assembly Center. The after-tax charge is due to the anticipated idling of employees and the associated cost of the job security programs provided for by agreements between the UAW and GM. The number of people in the job security programs is projected to grow over the next eighteen months to a peak of approximately 500 people.

      The above after-tax charges are included in the $2 billion to $3 billion range of after-tax charges for the results of competitiveness studies disclosed most recently in GM's Quarterly Report on Form 10-Q for the period ended September 30, 1997.
                                    # # #
                                    - 2 -




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    November 24, 1997
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                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)










































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